EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-119109) and Registration Statement (Form S-8 No. 333-168908) pertaining to the Incentive Compensation Plan of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-8 No. 333-124698) pertaining to the Employee Stock Purchase Plan of Hornbeck Offshore Services, Inc.;

Registration Statement (Form S-4 No. 333-155437) of Hornbeck Offshore Services, Inc.; and

Registration Statement (Form S-3 No. 333-169672) of Hornbeck Offshore Services, Inc.

of our reports dated March 16, 2011, with respect to the consolidated financial statements of Hornbeck Offshore Services, Inc., and the effectiveness of internal control over financial reporting of Hornbeck Offshore Services, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

New Orleans, Louisiana

March 16, 2011